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                                                                    EXHIBIT 3(i)

                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                            ALABAMA GAS CORPORATION


STATE OF ALABAMA          )
                          :
COUNTY OF JEFFERSON       )


TO THE HONORABLE SECRETARY OF STATE OF ALABAMA:

          Pursuant to the provisions of Article 10 of Chapter 2B of Title 10 of the Code of Alabama of 1975 (# 10-2B- 10.01, et seq.), the undersigned corporation executes the following Articles of Amendment and Restatement of the Articles of Incorporation:

          FIRST:  The name of the corporation is Alabama Gas Corporation.

          SECOND: The articles of incorporation of the corporation shall be amended and restated in their entirety to read as follows:

          1.    The name of the corporation is Alabama Gas Corporation.

          2. The aggregate number of shares of all classes of stock which the corporation is authorized to issue is 3,120,000 shares, of which 120,000 shares, par value of $0.01 per share, are to be preferred stock (hereinafter called "Preferred Stock"), and 3,000,000 shares, par value of $0.01 per share, are to be common stock (hereinafter called "Common Stock").

                  A. The Preferred Stock may be issued in such one or more series as shall from time to time be created and authorized to be issued by the board of directors as hereinafter provided. The board of directors is hereby expressly authorized, in accordance with the requirements of, and to the fullest extent permitted by, the Alabama Business Corporation Act, as amended, or any successor statute thereto, to fix and determine, to the extent not fixed by the provisions hereinafter set forth, the preferences, limitations and relative rights of the shares of each series of Preferred Stock before the issuance of any shares of that series. Each share of each series of Preferred Stock shall have the same preferences, limitations and relative rights and be identical in all respects with all the other shares of the same series. Before the corporation shall issue any shares of Preferred Stock of any series authorized as hereinbefore provided, articles of amendment of the articles of incorporation of the corporation with respect to such amendment shall be filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Alabama, or, if no articles of amendment are then so required, a certificate shall be signed and acknowledged on behalf of the corporation by its chairman of the board, president or a vice president and its corporate seal shall be affixed thereto and attested by its secretary or an assistant secretary and such certificate





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shall be filed and kept on file at the principal office of the corporation in the State of Alabama and in such other place or places as the board of directors shall designate.

                             B.      The authority of the board of directors to
provide for the issuance of any shares of the corporation's stock shall include, but shall not be limited to, authority to issue shares of stock of the corporation for any purpose and in any manner (including issuance pursuant to rights, warrants, or other options) permitted by law, for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the stock of another corporation or of all or part of the assets of another corporation or enterprise, irrespective of the amount by which the issuance of such stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

                             C.      The following relative rights and
preferences of the stock of the corporation are fixed as follows:

                     (1)     Voting Rights.

                     (a) Common Stock. At all elections of directors of the corporation and in respect of all other matters as to which the vote or consent of shareholders of the corporation shall be required to be taken, the holders of the Common Stock shall be entitled to one
          (1) vote for each share held by them.

                     (b) Preferred Stock. The holders of each series of the Preferred Stock shall have such voting rights as may be fixed by resolution or by resolutions of the board of directors providing for the issuance of such series.

                     (2) Liquidation, Dissolution, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the assets of the corporation available for distribution to the shareholders (whether from capital or surplus) shall be distributed among those of the respective series of the outstanding Preferred Stock, if any, as may be entitled to any preferential amounts and among the respective holders thereof in accordance with the relative rights and preferences, if any, fixed and determined for each such series and the holders thereof by the amendment to the articles of incorporation of the corporation providing for the issue of each such series of the Preferred Stock; and after payment in full of the amounts payable in respect of the Preferred Stock, if any, the holders of any series of the outstanding Preferred Stock who are not entitled to preferential treatment pursuant to resolutions of the board of directors providing for the issue thereof and the holders of the outstanding Common Stock shall be entitled (to the exclusion of the holders of any series of the outstanding Preferred Stock entitled to preferential treatment pursuant to resolutions of the board of directors providing for the issue thereof) to share ratably in all the remaining assets of the corporation available for distribution to its shareholders. A merger, consolidation or reorganization of the corporation with or into one or more corporations, or a sale, lease or other transfer of all or substantially all the assets of the corporation, that does not result in the termination of the enterprise and distribution of the assets to shareholders, shall not be deemed to constitute a liquidation, dissolution or winding-up of the corporation within the meaning of this paragraph C(2) of this
Article 2, notwithstanding the fact that the corporation may cease to exist and may surrender its corporate charter.





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                     (3)     Dividends.  Dividends on any stock of the
corporation shall be payable only to the extent distributions are permitted to be made by the corporation to its shareholders pursuant to the Alabama Business Corporation Act, as amended, or any successor statute thereto, and only as and when declared by the board of directors.

                             D.      No holder of any share or shares of any
class of stock of the corporation shall have any preemptive right to subscribe for any shares of stock of any class of the corporation now or hereafter authorized or for any securities convertible into or carrying any optional rights to purchase or subscribe for any shares of stock of any class of the corporation now or hereafter authorized, provided, however, that no provision of the articles of incorporation shall be deemed to deny to the board of directors the right, in its discretion, to grant to the holders of shares of any class of stock at the time outstanding the right to purchase or subscribe for shares of stock of any class or any other securities of the corporation now or hereafter authorized at such prices and upon such other terms and conditions as the board of directors, in its discretion, may fix.

                     3. The street address of the registered office of the corporation is 2101 Sixth Avenue North, Birmingham, Alabama 35203, and the name of the corporation's registered agent at such address is Dudley C. Reynolds.

                     4. The purpose or purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including, without limitation, the following:

                     (i) The construction, acquisition, maintenance and operation of natural gas transmission, distribution, storage and related facilities;

                     (ii) Engaging in the business of natural gas distribution as a regulated public utility and in non-regulated capacities;

                     (iii) The acquisition, leasing, sale and financing of appliances, equipment and other merchandise and services at wholesale and retail; and

                     (iv) The acquisition, development, leasing, sale and financing of any and all kinds of property, real, personal and intangible.

The corporation shall have and may exercise any and all powers which a corporation incorporated under the Alabama Business Corporation Act, as amended, or any successor statute thereto, may have and exercise.

                     5. The number of directors of the corporation shall consist of not less than one nor more than twenty persons, the exact number of persons within such minimum and maximum limitations being fixed from time to time by the board of directors of the corporation pursuant to resolutions adopted by a majority of the persons constituting the board of directors at the time such resolutions are adopted. The board of directors shall have the power to fill all vacancies occurring on the board of directors, including, without limitation, any vacancies resulting from an increase in





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the number of directors within the minimum and maximum limitations on the number of directors of the corporation set forth in this Article 5.

                     6. A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article 6 and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article 6. Any repeal or modification of this Article 6 by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.

                     THIRD: The foregoing amended and restated articles of incorporation were adopted by the shareholders of the corporation, by execution of an action by unanimous written consent of shareholders in lieu of a meeting dated September 27, 1995, in the manner prescribed by the Alabama Business Corporation Act.

                     FOURTH: The common stock of the said corporation, par value $.01 per share, was the only voting group entitled to vote on the amendment. There were 1,972,052 shares of such common stock outstanding, and the holders of such shares were entitled to cast one vote per share, or an aggregate of 1,972,052 votes. The shareholders executing the action by unanimous written consent of shareholders in lieu of a meeting were indisputably entitled to cast 1,972,052 votes with respect to the said amendment.

                     FIFTH: The total number of undisputed votes cast for the amendment by the holders of the common stock of the said corporation, by the execution of an action by unanimous written consent of the shareholders in lieu of a meeting, was 1,972,052 and the number of votes cast for the amendment was sufficient for approval of the amendment by the holders of the common stock of the said corporation.




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                     Dated this 27th day of September, 1995.


                                              ALABAMA GAS CORPORATION


                                               By /s/ Rex J. Lysinger
                                                  ---------------------------
                                                      Rex J. Lysinger
                                          Its Chairman of the Board of Directors


This instrument prepared by:

John K. Molen, Esq.
Bradley, Arant, Rose & White
2001 Park Place, Suite 1400
Birmingham, Alabama  35203





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